Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of FPL Group, Inc. on Form S-8 of our report dated February 14, 1997, appearing in FPL Group, Inc.'s Annual Report on Form 10-K for the year ended
December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus relating to the FPL Group, Inc. Non-Employee Directors Stock Plan.


/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Miami, Florida
May 13, 1997